Exhibit 10.58

COMMISSION TERMINATION AGREEMENT

THIS COMMISSION TERMINATION AGREEMENT is made as of March 29, 2024, by and between SKYX Platforms Corp. (the “Company”) and the employee identified on the signature below (“Employee”).

RECITALS:

A. WHEREAS the Company had previously agreed with the Employee to pay the Employee commissions, overrides, or other compensation many years ago based on early-stage revenues of the Company, which agreement has no longer been in effect for many years (collectively, “Terminated Commission Plan”);

B. WHEREAS the Company and the Employee agree that for purposes of clarity, such Terminated Commission Plan should not be deemed to apply to the Employee and there is nothing due and owing to the Employee for prior periods, currently or in the future concerning the Terminated Commission Plan; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

1.	Recitals. The recitals above to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

2.	Terminated Commission Plan. The Employee agrees that nothing is and shall be due and owing to the Employee for prior periods, currently or in the future concerning the Terminated Commission Plan.

3.	Governing Law. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Florida.

4.	Entire Agreement. This instrument contains the entire agreement of the parties with respect to the matters described herein and may not be changed or modified except by a written agreement signed by the parties.

5.	Counterparts and Facsimile. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via email or facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

6.	Severability. If any term, condition, or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition, or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SKYX PLATFORMS CORP.

By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow, Co-CEO

EMPLOYEE

By:	/s/ Patty Barron
Print Name:	Patty Barron